UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under §240.14a-12
NUTEX HEALTH INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2026
Dear Stockholder:
You are cordially invited to our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2026, at 10:00 a.m. Central Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2026 to consider and act upon the following matters:
(1)    To re-elect the following members of our Board of Directors:
Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Frank E. Jaumot, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
each to serve as directors and to hold office for approximately a one-year term to expire at the 2027 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified;
(2)    To vote in an advisory capacity concerning the Company’s executive compensation;
(3)    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
(4)    To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.
Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting www.virtualshareholdermeeting.com/NUTX2026. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We will continue to evaluate the format of our stockholder meetings on an annual basis.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 13, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:

(1)    Vote over the Internet prior to the virtual Annual Meeting, by visiting www.proxyvote.com (have your Notice or proxy card in hand to access the website);
(2)    Vote by Telephone prior to the virtual Annual Meeting, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
(3)    Vote by Mail prior to the virtual Annual Meeting, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
(4)    Vote online at the virtual Annual Meeting, by using the Notice or proxy card to access the Annual Meeting website, www.virtualshareholdermeeting.com/NUTX2026.
If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.
Only stockholders of record at the close of business on February 27, 2026, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting, or any adjournments or postponements thereof.
Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Thomas T. Vo, M.D., MBA
Chairman of the Board and Chief Executive Officer
Houston, Texas
March 13, 2026

i

Indemnification of Directors	44
Policies and Procedures for Related Person Transactions	44
DELINQUENT SECTION 16(a) REPORTS	45
STOCKHOLDER PROPOSALS	45
STOCKHOLDERS SHARING THE SAME ADDRESS	46
OTHER MATTERS	46
ii

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2026
The Board of Directors (the “Board”) of Nutex Health Inc. (“Nutex,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2026 on Thursday, April 23, 2026 at 10:00 a.m. Central Time. We have determined that the Annual Meeting will be held in a virtual meeting format, via the Internet. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/NUTX2026. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions during the Annual Meeting is included in this proxy statement.
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.    To re-elect the following members of our Board of Directors:
Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Frank E. Jaumot, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
each to serve as directors and to hold office for approximately a one-year term to expire at the 2027 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified;
2.    To vote in an advisory capacity concerning the Company’s executive compensation;
3.    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
4.    To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 23, 2026:
This proxy statement and our annual report are available electronically at www.proxyvote.com.
On or about March 13, 2026 we will begin mailing a Notice of Internet Availability of proxy materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, which we filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026 (the “2025 Annual Report”) and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING
AND VOTING
How do I attend the virtual Annual Meeting?
This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2026. The webcast will start at 10:00 a.m. Central Time on Thursday, April 23, 2026. You will need the control number included on your proxy card or in the instructions from your broker in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 9:45 a.m. Central Time on April 23, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 9:45 a.m. on the day of the meeting.
Why is the Annual Meeting conducted as a virtual, online meeting?
We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Annual Meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We will continue to evaluate the format of our stockholder meetings on an annual basis.
Why did you send me these proxy materials?
We are providing these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting online. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may vote your shares as described in further detail in the answer to the question “How do I vote?” below.
The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2025 Annual Report filed on Form 10-K, will be made available to each stockholder entitled to vote starting on or about March 13, 2026. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com or on our website at www.nutexhealth.com.
Who can vote at the Annual Meeting and what are the voting rights of such stockholders?
Only stockholders of record at the close of business on February 27, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 5,628,591 shares of our common stock, $0.001 par value per share (“common stock”) outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.
May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, TX 77056, Attention: Corporate Secretary, (713) 660-0557.

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote on the following matters:
1.    To re-elect the following members of our Board of Directors:
Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Frank E. Jaumot, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
each to serve as directors and to hold office for approximately a one-year term to expire at the 2027 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified:
2.    To vote in an advisory capacity concerning Nutex Health Inc.’s executive compensation;
3.    To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
4.    To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.
None of the proposals listed above are conditioned upon the approval of any other proposal.
How many votes do I have?
Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.
How do I vote?
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may vote:
(1)    Over the Internet prior to the Annual Meeting: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on April 22, 2026, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
(2)    By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on April 22, 2026, the day before the Annual Meeting, for your telephonic proxy to be valid and for your vote to count.
(3)    By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than April 22, 2026, the day before the Annual Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
(4)    Online while virtually attending the Annual Meeting: You may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2026. You will need your control number included on your notice or proxy card in order to be able to vote during the Annual Meeting.
If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may vote:
(1)    Over the Internet prior to the Annual Meeting or by Telephone: You will receive instructions from your Nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)    By Mail: You will receive instructions from your Nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)    Online while virtually attending the Annual Meeting: You will receive instructions from your Nominee explaining how you can vote your shares online during the Annual Meeting. You will need your control number included on the Notice or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.
If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each account.
Can I revoke or change my vote?
If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:
(1)    Vote over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephone vote submitted prior to the Annual Meeting is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on April 22, 2026.
(2)    Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than 11:59 p.m., Central Time on April 22, 2026, the day before the Annual Meeting. Only your latest dated proxy will be counted.
(3)    Attend the virtual Annual Meeting and vote online as instructed above. Attending the Annual Meeting virtually alone will not revoke your Internet vote, telephone vote, or proxy submitted by mail, as the case may be.
(4)    Provide our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.
If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Are there Dissenter’s Rights?
No. Stockholders have no right under the Delaware General Corporation Law or the Company’s Second Amended and Restated Certificate of Incorporation or the Company’s Second Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the director election.
Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone prior to the Annual Meeting, by returning your proxy by mail, or online at the virtual Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.
If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which brokers will have discretionary voting authority is the ratification of the appointment of our independent registered public accounting firm (Proposal 3).
A “broker non-vote” results on a matter when your broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.
We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.
What constitutes a quorum at the Annual Meeting?
A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Annual Meeting either virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes are counted as present or represented. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of our outstanding common stock as of the Record Date, or 2,814,297shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Proposals to be Included in the Proxy Statement. Stockholders may present proper proposals under SEC Rule 14a-8 for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices on or before November 13, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Nutex Health Inc.
Attention: Secretary
1776 Yorktown Street, Suite 700
Houston, TX 77056
We also encourage you to submit any such proposals via email to investors@nutexhealth.com.
Proposals to be Presented at the Annual Meeting. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement (other than a stockholder proposal included in the Proxy Statement in accordance with SEC Rule 14a-8). Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting, who is present (in person (virtually) or by proxy) at such annual meeting and who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2027 annual meeting of stockholders, a stockholder’s notice must be received by the secretary at the principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the 2026 Annual Meeting. To be timely, our Secretary must receive the written notice at our principal executive offices:
•not earlier than the close of business on December 28, 2026; and
•not later than the close of business on January 27, 2027.
In the event we hold the 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely in accordance with our bylaws, it must be received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
What vote is required to approve each matter and how are votes counted?
Proposal 1:
Election of Directors
The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes. “Broker non-votes” will have no effect on the voting on Proposal 1.
You may:
•vote FOR all nominees;
•vote WITHHOLD all nominees; or
•vote FOR ALL EXCEPT the director(s) whose name(s) you write into the proxy card.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.
Proposal 2:
Advisory Vote on the Compensation of Our Named Executive Officers
To approve Proposal 2, stockholders holding a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter must vote FOR the approval of the compensation of our Named Executive Officers as described in this proxy statement. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will be counted as votes AGAINST Proposal 2. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Proposal 3:
Ratification of the Appointment of our Independent Registered Public Accounting Firm
To approve Proposal 3, stockholders holding a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will be counted as votes AGAINST Proposal 3. Although stockholder ratification of our Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee and Board will reconsider the appointment of Grant Thornton LLP as our independent registered public accounting firm for future service.
How does the Board recommend that I vote on the proposals?
Our Board recommends that you vote:
FOR the election of all of our nominees to the Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2027 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified.
FOR the Company’s compensation of Named Executive Officers as proposed.
FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than Proposals 1 through 3. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I submit a question at the virtual Annual Meeting?
We invite appropriate questions pertinent to the Company and the matters to be voted on at the Annual Meeting. We will not be providing a business update at the Annual Meeting or discussing matters related to our business or operations. If there are any matters of individual concern to a stockholder or not related to the matters to be voted on at the Annual Meeting, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investors@nutexhealth.com.
If you wish to submit a question on the day of the Annual Meeting, beginning at 9:45 a.m. Central Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/NUTX2026, proceed to the “Ask A Question” area on the lower right side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/NUTX2026 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, the Company intends to respond to all appropriate questions received during the Annual Meeting after the Annual Meeting. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will limit each stockholder to one question, which should be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
How are we soliciting proxies and tabulating votes?
We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by Broadridge. If you have any questions or need assistance with voting, please contact Hunter Penniman at hpenniman@transferonline.com.
How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our 2025 Annual Report, we will send you one without charge. Please write to:
Nutex Health Inc.
1776 Yorktown Street, Suite 700
Houston, TX 77056
Attn: Investor Relations
All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.nutexhealth.com.
How can I find out the results of the voting at the virtual Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS
Currently there are seven members on our Board. All of our directors are subject to re-election at the annual meeting of stockholders each to hold office for a one-year term to expire at the 2027 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified. In accordance with our Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, our Board may fill vacancies resulting from resignation or removal from the Board by appointment.
Our Board currently consists of seven members. We have no formal policy regarding board diversity, but our Corporate Governance Principles provide that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in the selection of board members is: (a) identification of members who will further the interests of our stockholders through their established record of professional accomplishment; (b) ability to contribute positively to the collaborative culture among board members; (c) knowledge of our business; (d) understanding of the competitive landscape; and (e) adherence to high ethical standards. Our Board believes that personal diversity, including gender, ethnic and racial diversity, is an added benefit to the Board and its ability to function effectively. Therefore, the Board has committed to strengthening its consideration of diversity factors when evaluating potential director nominees in both the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Principles to include diversity among the factors it considers when evaluating potential candidates to the extent consistent with applicable legal requirements and the Board’s fiduciary duties. Certain individual qualifications and skills of our directors, including director diversity, that contribute to our Board’s effectiveness as a whole are summarized and described below.
Information Regarding Directors
The information set forth below as to the directors and nominees for directors has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board
Name	Age	Present Position with Nutex Health Inc.
Thomas T. Vo, M.D., MBA	53	Chief Executive Officer and Chairman of the Board
Warren Hosseinion M.D.	54	President and Director
Cheryl Grenas, R.N., M.S.N	65	Independent Director
Michael L. Reed, MPH	67	Independent Director
Kelvin Spears, M.D.	64	Director
Scott J. Saunders, MPPM	63	Independent Director
Frank E. Jaumot	69	Independent Director

Thomas T Vo, M.D., MBA, Chief Executive Officer, Director and Chairman of the Board
Dr. Vo was appointed as the Company’s Chief Executive Officer on April 1, 2022 and elected, effective April 1, 2022, as the Chairman of the Board. Since 2010, Dr. Vo has served as the founder and executive officer of affiliates of the Company. Although no longer practicing, Dr. Vo worked as an emergency medicine physician in Houston, Texas, for over twenty years. Since 2008, Dr. Vo has been involved with the opening of over 40 freestanding emergency departments and micro hospitals. Dr. Vo holds a Bachelor of Science in Life Sciences from Kent State University and received his Doctor of Medicine from North East Ohio Universities College of Medicine. In 2004, Dr. Vo also received his Master of Business Administration from Rice University. The Company believes that Dr. Vo’s unique background in the emergency hospital field and proven management experience make him well qualified to serve as a director.

Warren Hosseinion, M.D., President and Director
Warren Hosseinion, M.D., is the President and a director of the Company, positions he has held since April 2022. From February 26, 2021 to April 1, 2022, Dr. Hosseinion was Chief Executive Officer of Clinigence Holdings, Inc. (n/k/a Nutex Health Inc.). From April 2019 to April 2022, Dr. Hosseinion served as Chief Executive Officer and Chairman of the board of directors of Clinigence Holdings, Inc. In addition, Dr. Hosseinion has served as the Non-Executive Chairman of the board of directors of Cardio Diagnostics Holdings, Inc. (“Cardio”) (NASDAQ: CDIO) since the consummation of its business combination with Mana Capital Acquisition Corp. in October 2022. Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease, stroke, heart failure and diabetes, by leveraging our proprietary Artificial Intelligence-driven Integrated Genetic-Epigenetic EngineTM. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) (“ApolloMed”) and served as a member of the board of directors of ApolloMed from July 2008 to March 2019, as the Chief Executive Officer of ApolloMed from July 2008 to December 2017, and as the Co-Chief Executive Officer of ApolloMed from December 2017 to March 2019. ApolloMed is a physician-centric, technology-powered, risk-bearing healthcare company with an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements. Dr. Hosseinion received his Bachelor of Science in Biology from the University of San Francisco, his Master of Science in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Doctor of Medicine from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board include his position as our current President. In addition, Dr. Hosseinion’s experience as a physician, along with his background at ApolloMed and Cardio, brings our Board and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.
Cheryl Grenas, R.N. M.S.N., Compensation Committee Chairman
Cheryl Grenas, R.N., M.S.N. has been a director of the Company since April 1, 2022. Since March 2018, Ms. Grenas has served as the Chief Nursing Officer at Behavioral Hospital of Bellaire. From July 2017 to March 2018, she was a consultant to start-up and existing freestanding emergency departments in the Houston metropolitan area. From August 2015 to July 2017, she was the Regional Facility Director at Neighbors Emergency Center (Free Standing Emergency Departments). Ms. Grenas served in the United States Navy for 20 years, achieved the rank of Lieutenant Commander, and is a veteran of two deployments in support of Operation Iraqi Freedom (2005) and Operation Enduring Freedom (2011). She was awarded two Navy Commendation Medals and four Navy Achievement Medals during her service. Ms. Grenas, holds a Bachelor of Science in Nursing and a Master of Science in nursing from Prairie View A&M University. The Company believes that Ms. Grenas’ background and experience in healthcare management roles make her well qualified to serve as a director.
Michael L. Reed, MPH. Director, Governance Committee Chairman
Michael L. Reed, MPH has been a director of the Company since April 1, 2022. Mr. Reed has been an independent consultant providing advisory services in the areas of emergency medicine, hospitalist medicine, hospital operations, risk-based payor contracts, value-based care, and physician practice operations and development since January of 2018. From January 2019 to January 2020, Mr. Reed was Senior Vice President of Business Development and Strategic Partnerships of the Oncology Institute, a value-based oncology care company. From April 2018 to December 2018, Mr. Reed served as the Chief Executive Officer of Turtle Peak Customer Service, LLC, a Las Vegas, Nevada-based privately-held customer service company. Since August 2017, Mr. Reed has served as Senior Advisor to NueHealth, LLC, based in Leawood, Kansas, a privately-held developer and investor in lower-cost healthcare centers. From July 2009 to October 2013, Mr. Reed was President and Chief Executive Officer of Team Health Hospital Medicine, a division of TeamHealth, a once publicly-traded company that was acquired by Blackstone in 2017. In addition, from December 2001 to November 2004, he served as the Chief Operating Officer of Pinnacle Health System, a health care solutions company providing outpatient, inpatient, claims, billing, and medical management. Mr. Reed holds a Bachelor of Science in Health Services Management from California State University and received his Master of Public Health from UCLA. The Company believes that

Mr. Reed’s long-standing career as a professional healthcare executive within the emergency medicine system and value-based care make him well qualified to serve as a director.
Scott J. Saunders, MPPM, Director
Scott J. Saunders has been an independent director of the Company since April 11, 2024. Mr. Saunders is head of health care advisory services and has been Managing Director of Farlie Turner Gilbert & Co., LLC, a boutique middle market investment bank in Fort Lauderdale, Florida, since 2006. Since 1992, he has served as a financial and strategic advisor to middle market companies across a variety of industries, including companies primarily in the healthcare industry as well as those in financial distress. In addition, he advised companies in the media and communications, business services, industrial, and consumer products industries. The majority of transactions consummated during this period have been corporate divestitures but have also included debt and equity private placements and buy-side advisory work. He has been a guest lecturer at the University of Florida and Florida International University. In addition, he co-taught a class in management consulting to undergraduates and graduate students in the Management Department at the University of Miami. He is a frequent panelist at industry conferences on topics in healthcare M&A and financing. Throughout his career, he has developed relationships with key representatives of leading middle market private equity and private credit firms, as well as mezzanine capital firms, BDCs, and selected hedge funds. Mr. Saunders received his B.A. degree from Wesleyan University and his MPPM (now designated an MBA) degree from the Yale University School of Management. The Company believes that Mr. Saunders’s background and experience in healthcare advisory roles make him well qualified to serve as a director.
Kelvin Spears, M.D., Director
Dr. Kelvin Spears has been a member of the Board since April 1, 2024. Dr. Spears completed his emergency medicine residency followed by a fellowship in Critical Care at Martin Luther King Jr, Charles Richard Drew University Health Sciences, in Los Angeles California. Prior to his residency, he first earned his medical degree from Meharry Medical College. Prior to this, he received a B.S. in Chemistry from Dillard University. Dr. Spears is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians. Dr. Spears has been a practicing emergency medicine physician for over 32 years. Since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA. a hospital affiliate of the Company. Dr. Spears also serves as the EMS Medical Director for Alexandria Fire Department, Pineville Fire Department, Cotile Fire Department, Central Louisiana Bureau EMS, Kisatchie Forest/US Forest Service and Rapides Parish School Additionally, from 2014 to 2017 he served as Emergency Department Director at Christus St. Frances Cabrini Hospital in Alexandria, LA and at Contract Management Group SMD, Envision, Sound, servicing a 45,000 patient per year Emergency Department. Dr. Spears’ dedication to providing quality healthcare in the most efficient and effective methods, along with his extensive EMS background and wealth of experience, make him well- qualified to serve as a director.
Frank E. Jaumot, Director
Frank E. Jaumot has been an independent director of the Company since July 14, 2025. He has been associated with the certified public accounting firm of Ahearn, Jasco & Company, P.A. since 1991, and is a shareholder in that firm. From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP. Mr. Jaumot is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Beginning in 2009 through November 2025, he was a director of Bimini Capital Management, Inc. (OTC: BMNM), a publicly traded specialty finance company that invests in mortgage-backed securities and serves as the external manager of Orchid Island Capital, Inc. (NYSE: ORC), a REIT which also invests in residential mortgage-backed securities. In addition, Mr. Jaumot served on the Board of Directors of MasTec, Inc. (NYSE: MTZ), a North American infrastructure construction company, from September 2004 to May 2016, including as chairman of the audit committee from 2007 to 2016. From 2014 to 2015, he served on the board of director and as the chairman of the audit committee of publicly-traded Vapor Corp. (OTC: VPCO), and from 2009 to 2010 he served on the board of directors and as audit committee chair of Protective Products of America, Inc., a Canadian publicly-traded company. As an accountant with approximately 45 years of experience, Mr. Jaumot provides our Board with significant accounting, financial reporting and tax expertise. His experience enhances the Board’s ability to identify and evaluate accounting, external financial reporting, and tax issues. Mr. Jaumot also has corporate governance experience from serving on other boards of publicly held companies, including as Audit Committee Chairman. Mr. Jaumot earned his Bachelor of Science (cum laude) in accounting from Marquette University in Milwaukee, Wisconsin. Frank is Certified Public Accountant in Ohio (1981) and in Florida (1985).
WE RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THOMAS T. VO, WARREN HOSSEINION, CHERYL GRENAS, MICHAEL L. REED, SCOTT J. SAUNDERS, KELVIN SPEARS, AND FRANK E. JAUMOT AS A DIRECTOR.
CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted, including our Code of Business Ethics policy, which applies to all of our officers, directors and employees, Corporate Governance Principles, and charters for our Board of Directors’ Audit Committee, Compensation Committee, and Nominating and Governance Committee. We have posted copies of our Code of Business Ethics policy as well as each of our committee charters, under the heading “Corporate Governance” in the “Investors” section of our website, www.nutexhealth.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Ethics policy that are required to be disclosed by law or the Listing Rules of the Nasdaq Stock Market (“Nasdaq”). We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, TX 77056, Attention: Investor Relations.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
Ms. Cheryl Grenas, R.N., M.S.N. and Messrs. Michael Reed MPH, Scott J. Saunders, and Frank E. Jaumot each qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.
In addition, as required by Nasdaq Listing Rules, our Board has made an affirmative determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director.
Messrs. Thomas T. Vo, M.D., MBA and Warren Hosseinion, M.D. are not considered independent because they are officers of the Company. Mr. Kelvin Spears, M.D. is not considered independent because since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA., a hospital affiliate of the Company. Our Board also determined that each non-employee director who serves as a member of the Audit, Compensation, and Nominating Committees satisfies the independence standards for such committee established by the SEC and NASDAQ, as applicable. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Second Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, Dr. Vo serves as the Company’s Chairman and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.
In addition, the Board may appoint a lead independent director. The lead independent director, if appointed, will preside over periodic meetings of independent directors, serve as a liaison between the Chairman and the independent directors and perform such additional duties as the Board may otherwise determine and delegate.
Our Board has concluded that the current leadership structure described above is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.
Board of Directors Meetings
Our Board met 15 times during the year ended December 31, 2025, including telephonic meetings. During 2025, each of our incumbent directors attended or participated telephonically in 95% or more of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings of all committees on which the director served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders.
Committees of the Board of Directors
Our Board currently has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the heading “Governance” in the “Investors” section of our website at www.nutexhealth.com. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Thomas T. Vo, M.D., MBA
Warren Hosseinion, M.D.
Frank E. Jaumot, MHA	X*	X	X
Cheryl Grenas, RN., M.S.N		X*	X
**Michael L. Reed, MPH	X	X	X
Scott J. Saunders, MPPM	X	X	X*
Kelvin Spears, M.D.

*    Committee Chair
**    Lead Independent Director

Audit Committee
The Audit Committee is responsible for monitoring and reviewing our financial statements and internal controls over financial reporting. In addition, they recommend the selection of the independent auditors and consult with both management and the independent auditors prior to the presentation of financial statements to stockholders and the filing of our forms 10-Q and 10-K. The Audit Committee has adopted a charter and it is posted on our web site at https://www.nutexhealth.com/govemance-documents/.
The Audit Committee consists of Messrs. Frank E. Jaumot, Michael Reed, and Scott J. Saunders, with Frank Jaumot serving as Chairman. The Board has determined that Frank E. Jaumot is an “audit committee financial expert” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) and each of the three audit committee members are “independent” directors that satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met 18 times during the year ended December 31, 2025, including telephonic meetings.
Compensation Committee
The Compensation Committee consists of Ms. Cheryl Grenas, Frank E. Jaumot, Scott J. Saunders, and Michael Reed, with Cheryl Grenas serving as Chairman, and is responsible for reviewing and recommending to the Board the compensation and over-all benefits of our executive officers. The Compensation Committee may, but is not required to, consult with outside compensation consultants. The Compensation Committee has adopted a charter and the charter is posted on our web site https://www.nutexhealth.com/governance-documents/. Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. With respect to fiscal year 2025, the Board and the Compensation Committee retained Mercer, a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the Compensation Committee engaged Mercer to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by Mercer creates any conflict of interest. The Compensation Committee met five times during the year ended December 31, 2025, including telephonic meetings.

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for assisting the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of corporate governance matters.
Additionally, the Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating and Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.
The guidelines for selecting nominees, which are specified in a charter adopted by us, generally provide that persons to be nominated:
(1)    should have demonstrated notable or significant achievements in business, education or public service;
(2)    should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
(3)    should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.
The Nominating and Governance Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating and Governance Committee does not distinguish among nominees recommended by shareholders and other persons. The Nominating and Governance Committee consists of Messrs. Michael Reed, MPH, Frank E. Jaumot, Scott J. Saunders, and Ms. Cheryl Grenas, R.N., M.S.N., with Scott J. Saunders serving as chairman. The Nominating and Governance Committee has adopted a charter and the charter is posted on our web site www.nutexhealth.com/governance-documents/.
The Nominating and Governance Committee met three times during the year ended December 31, 2025, including telephonic meetings.
The Board’s Role in Risk Oversight
Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including the Company’s corporate strategy, business objectives, compliance, financial condition, legal, regulatory, commercial and reputational risk. The committees of the Board execute their risk oversight responsibility for risk management as follows:
(1)    The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks as well as risks associated with cybersecurity. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and financial-related regulatory compliance. Oversight by the Audit Committee includes direct communication with our internal and external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures.

(2)    The Compensation Committee is responsible for the design and oversight of our executive compensation philosophy, policies, plans and practices, including ensuring that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders and that the elements of our compensation programs mitigate excessive risk-taking.
(3)    The Nominating and Governance Committee manages risks associated with the independence of members of our Board, corporate disclosure practices, potential conflicts of interest, and corporate responsibility and sustainability efforts, including the impact of ESG issues. The Nominating and Governance Committee also provides oversight of our non-financial compliance program by monitoring our compliance policies, standards, procedures, systems and initiatives as well as oversight of our quality, regulatory and commercial compliance programs.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant risk are considered by our Board as a whole.
Compensation Committee Interlocks and Insider Participation
During 2025, the members of our Compensation Committee were Mitchell Creem (prior to July 14, 2025) Frank Jaumot (as of July 14, 2025), Scott J. Saunders, Cheryl Grenas, R.N., M.S.N. and Michael Reed, MPH, none of whom was, during fiscal year 2025, an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Nominating and Governance Committee during 2025 are described in “Certain Relationships and Related Person Transactions.” During 2025, none of our executive officers served as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or Compensation Committee.
Code of Business Ethics Policy
Our Board has adopted a Code of Business Ethics Policy to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Code of Business Ethics Policy in the “Governance” section of the “Investors” page of our web site located at https://www.nutexhealth.com/governance-documents/.
Insider Trading and Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Our policy against insider trading prohibits directors, officers, employees, the Company and other covered persons from engaging in transactions while aware of material nonpublic information about the Company. Directors, officers and certain other employees are subject to pre-clearance requirements for all transactions in the Company’s securities and are generally prohibited from transacting in the Company’s securities during designated blackout periods. Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit transactions such as puts, calls, swaps, forward sale contracts, and other derivatives or similar arrangements or instruments designed to hedge or offset decreases in the market value of our securities. No employee, officer or director may engage in short sales of our securities, hold our securities in a margin account, purchase shares of our stock on margin or pledge our securities as collateral for a loan.

Director Nomination Process
Director Qualifications
In evaluating director nominees, the Nominating and Governance Committee considers, among other things, the following factors:
(1)    reputation for personal and professional integrity, honesty and adherence to high ethical standards;
(2)    demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;
(3)    commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
(4)    interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;
(5)    diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
(6)    diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and
(7)    practical and mature business judgment, including the ability to make independent analytical inquiries.
The Nominating and Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating and Governance Committee believes that the background and qualifications of the members of our Board, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.
The Nominating and Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee considers such factors, including those set forth above, as it may deem are in the best interests of the Company and its stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating and Governance Committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating and Governance Committee.
Identification and Evaluation of Nominees for Directors
The Nominating and Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise. The Nominating and Governance Committee reviews the overall service provided by these directors to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the Board’s self-evaluation, which is generally conducted annually, to determine whether to recommend them to the Board for nomination for a new term.
If any member of our Board does not wish to continue to serve on the Board or if our Board decides not to re-nominate a member for re-election, and our Board seeks to fill such vacancy, the Nominating and Governance Committee identifies a new nominee that meets the criteria above. The Nominating and Governance Committee generally inquires of our Board and members of management for their recommendations and may also review the composition and qualification of the boards of directors of our competitors or seek input from industry experts or analysts. The Nominating and Governance Committee then reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, are interviewed by the members of the Nominating and Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to our Board. The Nominating and Governance Committee has previously engaged a search firm to conduct a search for additional directors with extensive development, regulatory or commercialization expertise to join our Board. The Nominating and Governance Committee may in the future engage third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. Stockholders wishing to recommend a director candidate for consideration by our Nominating and Governance Committee must submit such recommendation in writing to our principal executive offices at Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, TX 77056, Attention: Corporate Secretary. Such recommendation must be received by us no earlier than December 28, 2026 and no later than January 27, 2027. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Stockholders also have the right under our Second Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Governance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals” below. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in our Second Amended and Restated Bylaws will not be included in our proxy statement for the next annual meeting.
Limits on Director Service on Other Company Boards
We have a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enable them to contribute valuable knowledge and perspective to our Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for over boarding to compromise their ability to effectively serve the Company and works to evaluate and ensure that the external obligations of members of the Board do not negatively impact current Board obligations.

Communication with the Board
Stockholders seeking to communicate with our Board must submit their written comments to Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, Texas 77056, Attention: Corporate Secretary. The Corporate Secretary will forward such communications to each member of our Board; provided that, if in the opinion of our Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Director Compensation
The non-executive members of the Board are eligible to receive both cash and equity compensation for their service as board members. Members of management who are on the Board are not eligible for additional compensation for service as board members.
The Compensation Committee periodically reviews the Nutex compensation program and may, from time-to-time, recommend to the Board changes to the program. The Compensation Committee may seek the advice of an independent compensation consultant to the extent it deems necessary or appropriate in the discharge of its duties.
Equity Awards.
We may grant an annual equity award to each non-executive director as determined in the judgment of the Compensation Committee, and are paid in RSUs or common stock that fully vest one year following the grant date, subject to continued service through the applicable vesting date.
Cash Retainers.
We provide our non-executive directors with cash retainers, paid monthly. The annual cash retainer for each non-executive director is $150,000. Additionally, we provided the following annual cash retainers in fiscal year 2025, which are prorated for partial years of service:

Additional Annual Retainer for Committee Membership:
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$15,000
Nominating and Governance Committee Chairman	$15,000
Lead Independent Director	$25,000
In 2025, we provided the following cash retainers to our non-executive directors:

Frank E. Jaumot, Audit Committee Chair	$82,269
Cheryl Grenas, Compensation Committee Chair	$201,869
Scott J. Saunders, Nominating and Governance Committee Chair	$198,346
Michael L. Reed, Lead Independent Director	$207,608
*Mitchell Creem, Former Director and Audit Committee Chair	$188,768
The following table presents compensation received by our non-executive directors during fiscal year 2025. Messrs. Vo, Hosseinion and Spears did not receive compensation for their service on the Board and the compensation paid to Messrs. Vo and Hosseinion as employees of Nutex is set forth under the 2025 Summary Compensation Table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Frank E. Jaumot	82,269	70,000	152,269
Cheryl Grenas	201,869	70,000	271,869
Scott J. Saunders	198,346	70,000	268,346
Michael L. Reed	207,608	70,000	277,608
*Mitchell Creem	188,768	—	188,768
Limitation of Liability and Indemnification
Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”) and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
(1)    for any breach of the director’s duty of loyalty to us or our stockholders;
(2)    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3)    for voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or
(4)    for any transaction from which the director derived an improper personal benefit. Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2025 and discussed them with Company management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2025.
We have received from, and discussed with, Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have discussed with Grant Thornton LLP its independence from management and the Company and have received from Grant Thornton LLP. the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence and have considered the compatibility of non-audit services with the auditors’ independence.
Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Audit Committee.
Respectfully submitted,
The Audit Committee of the Board of Directors
Frank E. Jaumot, Chair
Michael L. Reed
Scott J. Saunders
Required Vote
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Shares withheld and broker non-votes will have no effect on the election of directors.
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.
We encourage our stockholders to closely read the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2025.
We maintain straightforward executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. One of the goals of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.
Our Board is asking stockholders to approve, on an advisory basis, the following resolution:
RESOLVED, that the compensation paid to Nutex Health Inc.’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
Required Vote
This vote is required by law but is advisory and is not binding upon the Company with regard to the compensation of our NEOs. This vote is intended to serve as an indication of support of the proposed compensation package of our Company’s NEOs. The results of the vote on this matter shall be disclosed in a filing made with the SEC that will be available for review through the Company’s website at www.nutexhealth.com. Any change resulting from this vote shall be disclosed after the Board has had an opportunity to review and evaluate the vote. Such action shall be announced in a filing made with the SEC that will be available for review through the Company’s website. This filing will be made at least 60 days prior to the deadline for the submission of shareholder proposals for next year’s meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee, effective as of March 3, 2026, approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law or the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider whether to continue to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
On May 15, 2025, the Committee notified CBIZ CPAs P.C. (“CBIZ”) of its dismissal as the Company’s independent registered public accounting firm, and CBIZ did not issue an audit report on the Company’s financial statements. Please refer to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2025.
During the three-month period ended March 31, 2025 and through May 15, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following material weaknesses in the Company’s internal control over financial reporting:

•The Company had ineffective design, implementation, and operation controls over logical access, program change management, and vendor management controls:
1.Appropriate restrictions that would adequately prevent users from gaining inappropriate access to the financially relevant systems.
2.IT programs and data changes affecting the Company’s financial IT applications and underlying accounting records, are identified, tested, authorized and implemented appropriately to validate that data produced by its relevant IT systems were complete and accurate. Automated process-level and manual controls that are dependent upon the information derived from such financially relevant systems were also determined to be ineffective as a result of such deficiency.
3.Key third party service provider SOC reports were obtained and reviewed.
•Business process controls across all financial reporting processes were not effectively designed and implemented to properly address the risk of material misstatement, including controls without proper segregation of duties between preparer and reviewer and key management review controls.
•Ineffective design and implementation of controls over the completeness and accuracy of information included in key spreadsheets supporting the financial statements.
The Company has provided a copy of the foregoing disclosures to CBIZ and requested that CBIZ furnish it with a letter addressed to the Securities and Exchange Commission stating whether CBIZ agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of CBIZ’s letter, dated May 21, 2025, is filed as Exhibit 16.1 to the Company’s Form 8-K filed May 21, 2025.
Principal Accountant Fees and Services
The following table summarizes the fees billed for professional services by Grant Thornton LLP for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Audit Fees	$1,224,876	$852,532
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total	$1,224,876	$852,532

Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those years.
Audit-Related Fees — This category includes assurance and related services by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported under the caption “Audit Fees.”
Tax Fees — This category includes services rendered by the independent auditor for tax compliance, tax advice, and tax planning.
All Other Fees — This category includes products and services provided by the independent auditor other than the services reported under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Overview — The Company’s Audit Committee, reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by our Company’s Audit Committee. The Audit Committee may not engage the independent auditors to perform the non-audit services proscribed by law or regulation. The Company’s Audit Committee may delegate pre-approval authority to a member of the Board.
Auditor Independence
In 2025, there were no other professional services provided by Grant Thornton LLP., other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Grant Thornton LLP.
Pre-Approval Policies and Procedures
Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.
Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of the general pre-approval is 12 months from the date of approval, unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.
All services performed and related fees billed by Grant Thornton LLP during fiscal years 2025 and 2024 were pre-approved by our Audit Committee pursuant to regulations of the SEC.
Required Vote
To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares present in person (virtually) or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO
RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of the executive compensation for Nutex executive officers who are named in the “Summary Compensation Table.” As of December 31, 2025, the “named executive officers” which consist of any person who served, during the year ended December 31, 2025, as our principal executive officer and three of our other most highly compensated officers:
•Thomas T. Vo, M.D. MBA, Chief Executive Officer;
•Warren Hosseinion, M.D., President;
•Jon C. Bates, MBA, CPA, Chief Financial Officer; and
•Wesley Bamburg, Chief Operating Officer
•Joshua DeTillio, Former Chief Operating Officer
•Michael Chang, M.D. Chief Medical Officer
Executive Officers
The following table sets forth certain information with respect to our executive officers as of February 28, 2026. Biographical information with regard to Drs. Vo and Hosseinion, who also serve as directors, is presented under “Proposal 1” in this Proxy Statement.

Name	Age	Present Position with Nutex Health Inc.
Thomas T. Vo, M.D., MBA	53	Chief Executive Officer and Chairman of the Board
Warren Hosseinion, MD	54	President and Director
Wesley Bamburg	43	Chief Operating Officer
Joshua DeTillio	50	Former Chief Operating Officer
Jon Bates, MBA, CPA	55	Chief Financial Officer
Pamela Montgomery, ESQ., LLM, MSN, BSN, RN	69	Chief Legal Officer — Healthcare
Elisa Luqman, ESQ., MBA	61	Chief Legal Officer — SEC
Michael Chang, MD	55	Chief Medical Officer

Jon C. Bates MBA, CPA
Jon C. Bates was appointed as the Company’s Chief Financial Officer effective June 30, 2022. From 2006 until June 2022, Mr. Bates served as Vice President of Accounting/Corporate Controller at U.S. Physical Therapy, Inc (NYSE: USPH), one of the largest publicly traded national operators of outpatient physical therapy clinics and provider of industrial injury prevention services. Before joining USPH, Mr. Bates served as Chief Financial Officer and Chief Accounting Officer at Commerciant, L.P., Chief Accounting Officer/Corporate Controller at National Alarm Technologies LLC, Assistant Corporate Controller at American Residential Services, Inc., and a Senior Auditor at Arthur Andersen LLP. His areas of expertise include strategic financial planning, risk assessment & evaluation, Internal Audit/SOX reporting, valuation and deal acquisition, and many more. Mr. Bates is a Certified Public Accountant, holds a Bachelor of Business Administration from University of Texas at Austin and also received his Master of Business Administration from University of Houston. The Company believes that Mr. Bates extensive knowledge of Finance and Accounting, in combination with his experience with public financial reporting with the SEC, makes him a valuable Chief Financial Officer.
Pamela W. Montgomery ESQ., LLM., MSN, BSN, RN
Pamela Montgomery was appointed Chief Legal Officer (Healthcare) and Corporate Secretary of Nutex Health Inc. effective upon completion of the Merger on April 1, 2022. Since November 2017, Ms. Montgomery served as General Counsel for Nutex Heath, LLC and its affiliated entities. From November 2011, upon obtaining her LLM (Masters in Health Law), until November 2017, Ms. Montgomery was in private practice representing physicians and hospitals in litigation and mergers and before state boards of licensure, as well as general practice matters.
Elisa Luqman, ESQ., MBA
Ms. Luqman has served as the Chief Legal Officer (SEC) of our Company since April 1, 2022. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence Holdings, Inc. from October 2019 until the Merger. She also served as a director of Clinigence Holdings, Inc. from October 2019 to February 2021. At Clinigence Holdings, Inc., Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing its SEC filings and overseeing compliance requirements. She was an integral member of the Clinigence Holdings, Inc. team responsible for obtaining its NASDAQ Stock Market LLC (“NASDAQ”) listing and completing the reverse merger with the Company. At the Company, Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman has served as part time Chief Financial Officer of Cardio since March 2021. In addition, Ms. Luqman co-founded bigVault Storage Technologies, a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi- Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a Bachelor of Arts, a Juris Doctor, and a Master of Business Administration with a specialization in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.
Michael Chang, MD, Chief Medical Officer
Dr. Chang was appointed Chief Medical Officer of the Company effective April 1, 2022. Since founding Tyvan LLC, a medical billing company in 2012, he served as principal of Tyvan, which became a wholly owned subsidiary of the Company in connection with the Merger. Jointly with Dr. Vo, in 2008, he also founded Neighbors Emergency Center, a licensed and accredited full-service emergency room with several location in the greater Houston area, and served as Executive Director of practice management as well as Chairman of the Board. Further, Dr. Chang is founder and medical director for Hope Restored, a medical detox and rehab program as part of Nutex and SE Texas Hospital, a subsidiary of Nutex. In addition, in 2018, he founded Synergy Wellness as a separate business focusing on wellness practices and mental health.
Wesley Bamburg. Current Chief Operating Officer
Wesley Bamburg was appointed Chief Operating Officer of the Company effective October 13, 2025. Prior to joining Nutex Health Mr. Bamburg served as Chief Operating Officer for HCA Houston Healthcare North Cypress since July 2024. Before that, from 2019 to 2024, Mr. Bamburg was Chief Operating Officer at HCA Houston Healthcare Medical Center in Houston, Texas. Mr. Bamburg began his career with HCA Healthcare in 2013 as the Gulf Coast Division’s Vice President of Payor Contracting & Alignment. Prior to joining HCA Healthcare, Mr. Bamburg had the unique opportunity to lead large-scale initiatives in managed care, network operations, and physician alignment, cultivating a comprehensive viewpoint from both payor and provider experience across 11 states. Mr. Bamburg attended Southwestern Oklahoma State University on an athletic scholarship, where he earned his Bachelor of Science in Healthcare Administration. He later earned a Master of Business Administration from Oklahoma City University. He is board-certified in healthcare management and has achieved recognition as a Fellow of the American College of Healthcare Executives.

Joshua DeTillio, Former Chief Operating Officer
Prior to joining Nutex Health on October 2, 2023 as Chief Operating Officer, Mr. DeTillio served as CEO of Bravera Health with Community Health Systems, one of the nation’s largest healthcare companies. Prior to that he served three years as the CEO of Palms West Hospital, a full-service hospital owned by HCA Florida Healthcare. Beginning in 2011 he was the Chief Administrative Officer (Hospital CEO) for Gulf Coast Medical Center with Lee Health in Ft Myers, FL. Prior to Lee Health, Mr. DeTillio worked for five years for Tenet Healthcare (THC), starting in 2006 as the Chief Operating Officer for North Shore Medical Center, in Miami, FL, and as the COO for St Mary’s Medical Center in West Palm Beach, FL. Mr. DeTillio began his healthcare career in 2003 with HCA at two hospitals in Miami, FL. Prior to his work in Healthcare, Mr. DeTillio served for five years in the US Army. As an Artillery officer, he led various units and teams as a Platoon leader, Fire Support officer, Fire Direction officer, and Company Executive officer. Mr. DeTillio received his Bachelor of Science degree from the United States Military Academy at West Point. He earned a Master of Business Administration from Vanderbilt University, as well as a Master of Public Health from Harvard University. He also is a Fellow (FACHE) with the American College of Healthcare Executives.
Compensation Philosophy and Objectives
Our compensation philosophy is to attract, motivate, and retain talented executives responsible for Nutex’s success, which operates in an extremely competitive and rapidly evolving industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on the achievement of its overall financial results, individual contributions, performance by our employees, and each executive’s potential to enhance long-term stockholder value. Within this overall philosophy, Nutex’s objectives are to:
•motivate executives to achieve quantitative financial objectives and create a meaningful link between achievement of these objectives and individual executive compensation;
•align our executives’ financial interests with our stockholders’ financial interests by providing significant long term equity based incentives; and
•offer a competitive total compensation package that enables us to attract and retain top talent in a competitive external job market.
The compensation committee uses Nutex’s compensation philosophy and objectives as a guide in establishing the compensation programs, practices, and packages offered to our executives. The compensation committee also uses these objectives in assessing the proper allocation between long-term and short-term incentive compensation, and cash and non-cash compensation although Nutex has no formal policies requiring any specific allocation.
The compensation for the NEOs generally consists of three primary components: base salary, annual incentive bonus, and equity awards. Other compensation components include severance and change of control provisions, and generally available benefits such as health insurance, 401(k) retirement benefits, and participation in our incentive plans.
The compensation committee considers the proper allocation between fixed and variable compensation and long-term and short-term incentives by considering the balance that is required to attract and retain executives and reward them for the short-term success of Nutex’s business, while appropriately motivating the executives to strive to achieve Nutex’s long-term goals. The compensation committee also considers the need to offer compensation packages that are comparable to those offered by companies competing with Nutex for executive talent. In allocating between cash and non-cash compensation, Nutex generally seeks to be in the middle of its peer group for cash compensation, and above average for equity-based compensation so as to align the interests of Nutex stockholders and its NEOs. Nutex also believes that generally available benefits should be competitive with the external job market, in order to allow it to attract and retain talent. The compensation committee, however, does not have a pre-established policy or target a specific percentile among our peers for the allocation between long-term and short-term incentive compensation and cash and non-cash compensation.
Role and Authority of the Board and Compensation Committee
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2025, the Board and the Compensation Committee retained Mercer, a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the Compensation Committee engaged Mercer to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by Mercer creates any conflict of interest.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of February 28, 2026, with respect to holdings of our common stock:
(1)    stockholders who beneficially owned more than 5% of the outstanding shares of our common stock;
(2)    each of our named executive officers and directors; and
(3)    all directors and executive officers as a group.
The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, TX 77056. All information set forth in the table below is adjusted for the Company’s 2024 reverse stock splits and is based on 5,643,695 shares of common stock outstanding as of February 28, 2026

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tom Vo, Chairman and CEO(1)	1,857,879	32.57%
Topline Capital Management, LLC(2)	556,567	9.86%
Warren Hosseinion, President and Director(3)	30,329	*
Frank E. Jaumot, Director(3)	603	*
Cheryl Y. Grenas, Director(4)	670	*
Michael L. Reed, Director(5)	670	*
Scott J. Saunders, Director(4)	603	*
Kelvin Spears, Director(6)	32,432	*
Joshua DeTillio, Chief Operating Officer(7)	17,133	*
Jon C. Bates, Chief Financial Officer(8)	11,388	*
Michael Chang, Chief Medical Officer(9)	86,041	1.44%
Pamela Montgomery, Chief Legal Officer - Healthcare(10)	6,371	*
Elisa Luqman. Chief Legal Officer - SEC(11)	10,519	*
Executive Officers and Directors as a Group	2,611,205	44.68%
_
* Less than 1%.
(1)    Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 1,813,965 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is the indirect beneficial owner of such shares. Vo Family Limited Partnership (“VFLP”) is the direct beneficial owner of 23,914 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% sole trustee of VFLP, is the indirect beneficial owner of such shares. Includes 10,000 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 10,000 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(2)    A report on Schedule 13G/A, filed October 29, 2025, disclosed that Topline Capital Management, LLC (“TCM”) Collin McBirney and Topline Capital Partners, LP (“TCP”), were the beneficial owners of 556,567 shares of Common Stock as of July 22, 2025. Each of TCM and TCP reported that they held sole voting and dispositive power with respect to the 556,567 shares. The address of TCM and TCP is 544 Euclid Street, Santa Monica, CA 90402. All information regarding TCM and TCP is based on their report on Schedule 13G/A filed with the SEC on October 29, 2025.
(3)    Includes options to purchase 1,000 shares of the common stock at $225.00 per share, options to purchase 4,000 shares of the common stock at $241.50 per share, options to purchase 5,732 shares of the common stock at $412.50 per share, 7,551 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 7,551 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(4)    For each of Frank Jaumot, Cheryl Grenas and Scott Saunders, includes 603 Restricted Stock Units (RSUs) which vest 100% on July 14, 2026. If the Director leaves service with Company without cause, during the vesting period, the RSUs shall vest on a pro-rata basis for the actual time in service for the Company.
(5)    Michael L Reed Trust IRA (“MLRTIRA”), the direct beneficial owner of 67 shares of Common Stock. Michael L Reed, the sole trustee of MLRTIRA, is the indirect beneficial owner of such shares and includes 603 Restricted Stock Units (RSUs) which vest 100% on July 14, 2026. If the Director leaves service with Company without cause, during the vesting period, the RSUs shall vest on a pro-rata basis for the actual time in service for the Company.
(6)    Includes 286 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 120 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(7)    Includes 4,250 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 5,950 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(8)    Includes 3,000 RSUs which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 3,500 RSUs which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028
(9)    Michael Chang PLLC (“CHANG”) is the direct beneficial owner of 80,057 shares of Common Stock. Dr. Chang as the 100% owner and sole manager of CHANG, is an indirect beneficial owner of such shares. Includes 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(10)    Includes 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(11)    Includes 10 shares of common stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 782 shares of the commons stock at $225.00 per share, options to purchase 2,667 shares of the common stock at $241.50 per share, options to purchase 1,000 shares of common stock at $412.50 per share and 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the years ended December 31, 2025, 2024 and 2023.

		Salary	Stock (8)	Bonus	Option Awards	All Other Compensation (7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Thomas T. Vo	2025	1,000,000	669,950	504,880	—	22,590	2,197,420
Chief Executive Officer(1)	2024	557,692	81,000	—	—	23,522	662,214
	2023	1,000,000	—	—	—	20,395	1,020,395

Warren Hosseinion	2025	755,100	505,905	382,430	—	61,986	1,705,421
President (2)	2024	755,100	61,163	—	—	49,669	865,932
	2023	711,537	—	—	—	24,489	736,026

Jon Bates	2025	350,000	239,669	279,880		54,656	923,205
Chief Financial Officer(3)	2024	324,677	29,746	—		53,156	407,579
	2023	300,000	69,505	—	—	49,241	418,746

Wesley Bamburg	2025	79,808	—	25,000	—	1,164	105,972
Current Chief Operating Officer(4)

Joshua DeTillio	2025	269,712	354,684(9)	297,500	—	30,236	952,132
Former Chief Operating Officer (5)	2024	434,808	34,425	—	—	43,931	513,164
	2023	98,077	—	—	—	9,183	107,260

Michael Chang	2025	394,231	167,488	129,880	—	24,986	716,585
Chief Medical Officer 6)	2024	250,000	20,250	—	—	28,626	298,876
	2023	250,000	—	—	—	22,809	272,809
(1)    Dr. Vo was appointed Chief Executive Officer of Nutex Health Inc. on April 1, 2022 with an annual base salary of $1,000,000. On February 8, 2024, Dr. Vo voluntarily agreed to a temporary 50% reduction in annual base salary to $500,000 per year. Effective January 1, 2025, the Board restored Dr. Vo’s annual base salary to 100%.
(2)    Dr. Hosseinion was appointed President of the Company on April 1, 2022 with an annual base salary of $750,000.
(3)    Jon Bates, MBA, CPA was appointed Chief Financial Officer of the Company effective June 30, 2022, with an annual base salary of $300,000. In August 2024, the Board increased Mr. Bates annual base salary to $350,000.
(4)    Wesley Bamburg was appointed Chief Operating Officer of the Company effective October 13, 2025, with an annual base salary of $415,000.
(5)    Joshua DeTillio, MBA, CPA was appointed Chief Operating Officer of the Company effective September 5, 2023, with an annual base salary of $425,000.
(6)    Michael Chang was appointed Chief Medical Officer of the Company on April 1, 2022, with an annual base salary of $250,000. Effective January 1, 2025 the Board increased Dr. Chang's annual base salary to $400,000.

(7)    Reflects health, dental and life insurance premiums, and 401(k) employer match paid for the applicable year.
(8)    The amount reflects the grant date fair value of long-term incentive awards. The amount reported does not reflect compensation actually received.
(9)    $297,500 forfeited upon resignation.
Narrative to Summary Compensation Table
2025 Salaries
Nutex provides base salary to the NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.
The compensation committee reviews executive base salaries in conjunction with Nutex’s annual performance review process. During this process, Nutex’s Chief Executive Officer will review the performance of the NEOs (other than himself) and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on whether Nutex’s business objectives are being met. In setting base salary, management and the Compensation Committee considers each NEO’s experience, skills, knowledge, responsibilities, and performance, Nutex’s performance as a whole, and the report and recommendations of Nutex’s Chief Executive Officer (other than for himself). An assessment of a NEO’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a NEO’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired NEOs, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Nutex. The compensation committee aims to keep salaries in line with the external job market. Increases over the prior year’s base salary will be considered within the context of Nutex’s overall annual compensation adjustment budget to ensure that any increases are fiscally prudent and feasible for Nutex. The compensation committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process.
In 2025, the NEOs received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2025 annual base salaries for our NEOs were $1,000,000 for Thomas T. Vo, $750,000 for Warren Hosseinion, $350,000 for Jon C. Bates, $415,000 for Wesley Bamburg and $400,000 for Michael Chang.
2025 Bonuses
Our NEOs were eligible to earn cash bonuses for work performed in calendar year 2025, as determined by our Board and Compensation Committee (or a subcommittee thereof). Cash bonuses of $1.62 million were awarded to NEOs in the aggregate in March 2025 for fiscal year 2024.
Executive Compensation, Change of Control and Severance Arrangements
We have entered into offers of employment letters or employment agreements with each of our named executive officers: Drs. Vo and Hosseinion, our chief Executive Officer and President, respectively, Jon Bates, our Chief Financial Officer, Wesley Bamburg, our Chief Operating Officer and Dr. Michael Chang, our Chief Medical Officer. The material terms of these agreements are described below.
Thomas T Vo entered into an employment agreement with the Company to serve as Chief Executive Officer of the Company for a five-year term following completion of the Merger for an annual base salary of $1,000,000, subject to a three percent minimum increase annually and review on at least an annual basis (the “Vo Agreement”). On February 8, 2024, Dr. Vo voluntarily agreed to a 50% reduction of his annual salary to $500,000. Effective January 1, 2025, the Board restored his annual base to 100%. Dr. Vo is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Compensation Committee of the Board. In addition, Dr. Vo is entitled to participate in the 2022 Plan. Dr. Vo’s employment may be terminated at any time by Dr. Vo or the Company, subject to certain notice requirements. Upon termination of Dr. Vo’s employment by the Company without cause or Dr. Vo’s resignation for good reason and completion of a general release of claims, Dr. Vo will be entitled to receive (i) an amount equal to three times Dr. Vo’s most recent base salary, plus (ii) a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, and (iii) treatment of any outstanding equity awards as determined in accordance with the terms of the applicable award agreements. In the event that Dr. Vo’s employment is terminated by the Company for cause, Dr. Vo will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Vo Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s employee benefit plans and reimbursement of expenses.
Warren Hosseinion entered into an employment agreement with the Company to serve as President of the Company for a five-year term following completion of the Merger (the “Hosseinion Agreement”). The Hosseinion Agreement provides for an annual base salary of $750,000, subject to a minimum three percent increase annually and review on at least an annual basis. Dr. Hosseinion is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Board. In addition, Dr. Hosseinion is eligible to participate in any long-term incentive plan the Company makes available to its executives. Dr. Hosseinion’s employment may be terminated at any time by Dr. Hosseinion or the Company, subject to certain notice requirements. Dr. Hosseinion’s resignation for good reason and completion of a general release of claims, Dr. Hosseinion will be entitled to receive a cash payment equal to (i) two times Dr. Hosseinion’s most recent base salary, plus (ii) an amount equal to the premium amounts paid for group medical, dental and vision coverage of Dr. Hosseinion for a period of twelve months. In the event that Dr. Hosseinion’s employment is terminated by the Company for cause, Dr. Hosseinion will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Hosseinion Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s medical and similar insurance plans and reimbursement of expenses.
Jon Bates, in connection with his appointment as the Company’s Chief Financial Officer, entered into a two-year employment agreement with the Company pursuant to which Mr. Bates receives a base annual salary of $300,000, subject to annual review by the Company’s Chief Executive Officer and Board (the “Bates Agreement”. In August 2024, the Board increased Mr. Bates’ base annual salary to $350,000. The employment agreement contains automatic one-year extensions at the end of each term unless 60-day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Mr. Bates employment without cause or Mr. Bates resigns for good reason, severance benefits would be twelve months of base salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the Bates Agreement if Mr. Bates employment is terminated by the Company for cause (as defined in the Bates Agreement), Mr. Bates resigns without good reason (as defined in the Bates Agreement) or is unable to perform due to death or disability. Mr. Bates is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Mr. Bates will also be eligible to receive an annual cash bonus in an amount of up to forty percent (40%) of his base salary. The amount of the annual bonus will be recommended by the Chief Executive Officer at his discretion and approved by the Board. Mr. Bates will be eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives.
Wesley Bamburg, in connection with his appointment as the Company’s Chief Operating Officer, entered into a two-year employment agreement with the Company pursuant to which Mr. Bamburg is entitled to receive a base annual salary of $415,000, subject to annual review by the Company’s CEO and Board of Directors (the

“Bamburg Agreement”) The employment agreement contains automatic two-year extensions at the end of each term unless 60-day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Mr. Bamburg's employment without cause or Mr. Bamburg resigns for good reason, severance benefits would be twelve months of base monthly salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the Bamburg Agreement if Mr. Bamburg’s employment is terminated by the Company for cause (as defined in the Bamburg Agreement), Mr. Bamburg resigns without good reason (as defined in the Bamburg Agreement) or is unable to perform due to death or disability. Mr. Bamburg is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Mr. Bamburg is also eligible to receive an annual cash bonus (the "Annual Bonus”) in an amount of up to sixty percent (60%) of his Base Salary. The Annual Bonus will be recommended by the CEO at his discretion and approved by the Company's Board of Directors. The Annual Bonus shall be based on a combination of Company-wide and Employee-specific goals, both qualitative and quantitative, to be developed and approved by the CEO and Board of Directors each year. Mr. Bamburg is eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives and in the event RSUs’ are awarded, such award may be valued up to sixty percent (60%) of his Base Salary.
Michael Chang, in connection with his appointment as the Company’s Chief Medical Officer, entered into a two-year employment agreement with the Company pursuant to which Dr. Chang receives a base annual salary of $250,000, subject to annual review by the Company’s Chief Executive Officer and Board (the “Chang Agreement”). As of January 1, 2025, the Board increased Dr. Chang’s base annual salary to $400,000. The employment agreement contains automatic one-year extensions at the end of each term unless 60-day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Dr. Chang employment without cause or Dr. Chang resigns for good reason, severance benefits would be twelve months of base salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the Chang Agreement if Dr. Chang employment is terminated by the Company for cause (as defined in the Chang Agreement), Dr. Chang resigns without good reason (as defined in the Chang Agreement) or is unable to perform due to death or disability. Dr. Chang is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Dr. Chang will also be eligible to receive an annual cash bonus. The amount of the annual cash bonus will be recommended by the Chief Executive Officer at his discretion and approved by the Board. Dr. Chang will be eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives.
Equity Awards at 2025 Fiscal Year End
The following table presents certain information concerning the outstanding option and RSU awards held as of December 31, 2025 by each NEO. The market values below are based on the reported closing market price of our common stock on Nasdaq as of December 30, 2025 ($164.82 per share).

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#): Exercisable	Number of Securities Underlying Unexercised Options (#): Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas Vo	—	—	—	—	—	—	20,000	3,296,400
Warren Hosseinion	334	—	225.00	1/27/2030	—	—	15,102	2,489,172
	667	—	225.00	5/11/2027	—	—	—	—
	4,000	—	241.50	1/28/2031	—	—	—	—
	5,732	—	412.50	9/9/2031	—	—	—	—
Jon C. Bates	—	—	—	—	—	—	6,500	1,071,356
Wesley Bamburg	—	—	—	—	—	—	—	—
Michael Chang	—	—	—	—	—	—	5,000	824,120

Benefits, Compensation, and other Considerations
Pension Benefits. None of the NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by Nutex.
Non qualified Deferred Compensation. None of the NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by Nutex.
Health and Welfare Plans. In 2025, we reimbursed our President for medical benefits pursuant to his employment agreement as set forth in the executive compensation table above, and the remaining NEOs participated in a 401(k) retirement savings plan maintained by Nutex. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2025, the Company made matching contributions up to 3% under the 401(k) plan.
In 2025, the NEOs participated in standard health and welfare plans maintained by Nutex Health Inc. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Tax Gross-Ups. There were no gross up payments in 2025. Each employment agreement provides that if the compensation and benefits payable under such agreement would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the employment agreement or award agreements, as the case may be, would provide either the full amount or a lesser amount such that no portion is subject to Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Section 4999.
Severance and Change in Control Payments and Benefits. Awards granted under the 2023 Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The 2023 Plan provides flexibility to the committee to determine how to adjust awards at the time of a sale of the Company.
Tax and Accounting Considerations. While our Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2025. We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Securities Trading Policy
Our Board has adopted a Securities Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. Our Securities Trading Policy can be found under the Corporate Governance section of our web site at https://www.nutexhealth.com/governance-documents.
Compensation Recovery (“Clawback”) Policy
We have adopted a compensation recovery policy (the “Clawback Policy”) in accordance with Listing Rule 5608 of the Nasdaq Stock Market. In the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Compensation Committee, on behalf of the Company, shall seek to recover, reasonably promptly, from the executive officer, all incentive based compensation which is based on a financial reporting measure used or derived from the Company’s financial statements, which was erroneously awarded to an executive officer during the time period covered by the accounting restatement. The determination of the amount of erroneously awarded compensation, in the case of an accounting restatement, will be made without regard to any individual knowledge or responsibility of an executive officer related to the accounting restatement.
Compensation Committee Report
Our Compensation Committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement required by Item 402(b) of Regulation S-K and discussed such section with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
By the Compensation Committee of the Board of Directors of Nutex Health Inc.,
Cheryl Grenas, R.N., M.S.N. (Chair)
Frank E. Jaumot
Michael L. Reed, MPH
Scott. J. Saunders

Equity Compensation Plan Information
Internal Revenue Code Section 409A
Internal Revenue Code Section 409A (“Section 409A”) imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Nutex does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance and bonus arrangements and equity awards. Further, Nutex intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.
2023 Equity Incentive Plan
In 2023, the stockholders of the Company approved the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “2023 Plan”), providing a total of 73,426 shares of Common Stock (11,013,943 prior to the 2024 reverse stock splits) for issuance. Awards granted under the 2023 Plan may be incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units or performance shares. The awards are granted at an exercise price equal to the fair market value on the date of grant. The 2023 Plan is subject to annual increases on January 1st of each calendar year through January 1, 2033 of up to 1% of the issued and outstanding shares of the Company’s Common Stock on the final day of the preceding calendar year, at the discretion of the Compensation Committee of our Board of Directors. During the second quarter of 2024, the number of shares to be issued under the 2023 Plan increased to 118,563 shares, most of which were issued as restricted stock units in June 2024. On July 14, 2025, stockholders of the Company approved an amendment to the 2023 Plan to increase the number of shares available for issuance under the Plan by 1,100,000 over the 10 year term of the Plan and to allow the number of shares available to automatically increase on January 1st of each calendar year through January 1, 2033 in an amount equal to 5% of the number of outstanding shares at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or lesser increase. Shares available for issuance as of December 31, 2025, were 1,108,911.
Grants of Plan-Based Awards in 2025
During the fiscal year ended December 31, 2025 the Company issued 60,365 RSUs valued at $2.5 million to certain employees participating in the Company’s long-term incentive program. 20,122 RSUs will vest on March 1, 2026, 20,122 RSUs will vest on March 1, 2027, and 20,123 will vest on March 1, 2028.
Option Exercises and Stock Vested in 2025

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas Vo	—	—	5,000	258,450
Warren Hosseinion	—	—	3,776	195,181
Jon C. Bates	—	—	1,831	94,644
Michael Chang	—	—	1,250	64,613
(1)    The amount reflects the vesting date fair market value.

Potential Payments upon Termination or Change in Control
The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2025. The information is provided relative to the NEO’s termination or change in control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $164.82 the closing price of a share of our common stock as reported on Nasdaq on December 30, 2025.

Name and Principal Position	Salary and Other Cash Payments ($)(1)	Bonus ($)(2)	Vesting of Stock Options ($)(8)	Vesting of RSUs ($)	Health and Dental Benefits ($)(4)	Total ($)
Thomas Vo	3,000,000	—	—	3,296,400	22,590	6,318,990
Warren Hosseinion	1,500,000	—	—	2,489,172	38,486	4,027,568
Jon C. Bates	350,000	---	—	1,071,356	23,656	1,445,012
Wesley Bamburg	415,000	—	—	—	23,656	438,656
Michael Chang	400,000	—	—	824,120	23,656	1,247,776
(1)    Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled to receive an amount equal to three times Dr. Vo’s most recent base salary, Dr. Hosseinion’s will be entitled to receive a cash payment equal to two times Dr. Hosseinion’s most recent base salary and Messrs. Bates and Bamburg and Dr. Chang will be entitled to twelve months of base salary.
(2)    Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled to a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, Mr. Bates will be entitled an annual cash bonus in an amount of up to forty percent of his base salary, Mr. Bamburg will be entitled an annual cash bonus in an amount of up to sixty percent of his base salary and Dr. Hosseinion will be entitled an annual cash bonus as determined by the Board. As of December 31, 2025, there were accrued and unpaid cash bonuses of $500,000 and $377,500 for Dr. Vo and Dr. Hosseinion, respectively, and accrued and unpaid equity bonuses of $500,000 and $377,500, for Dr. Vo and Dr. Hosseinion, respectively.
(3)    There are no unvested Stock Options as of December 31, 2025.
(4)    Upon termination of employment by the Company without cause or resignation for good reason Dr. Hosseinion, Mr. Bates, Mr. Bamburg and Dr. Chang are entitled to an amount equal to the premium amounts paid for group medical, dental and vision coverage for a period of twelve months.
Pay Versus Performance
The following Pay Versus Performance table summarizes compensation values reported in the Summary Compensation Table for our NEOs, as compared to “compensation actually paid” and the company’s financial performance for the years ended December 31, 2025, 2024, and 2023. This section also contains graphical disclosures of the pay versus performance relationship based on the information in the Pay Versus Performance Table.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(5)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income(4)	Adjusted EBITDA(4)
					Total Shareholder Return(2)	Peer Group Total Shareholder Return (NASDAQ US Benchmark Health Care Total Return Index) (3)
2025	$1,938,970	$4,602,970	$787,807	$1,429,454	$57.76	$122.07	$70,789	$259,565
2024	$1,162,214	$1,556,564	$912,225	$1,104,395	$11.12	$106.45	$52,097	$102,774
2023	$1,020,395	$1,020,395	$577,386	$586,616	$9.47	$102.96	($45,786)	($5,830)

Year	PEO	Non-PEO NEOs
2025	Thomas T. Vo	Warren Hosseinion; Jon Bates; Wesley Bamburg; Joshua DeTillio; Michael Chang
2024	Thomas T. Vo	Warren Hosseinion; Jon Bates; Joshua DeTillio
2023	Thomas T. Vo	Warren Hosseinion; Jon Bates
(1) Amounts represent compensation actually paid (as determined under applicable SEC regulations and described below) to our principal executive officer, or “PEO”, and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, which includes the individuals indicated in the table below for each fiscal year:
(2) For purposes of this Pay Versus Performance disclosure, cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between Nutex Health’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period. All information set forth in the table above is adjusted for the Company’s 2024 reverse stock splits.
(3) For the relevant fiscal year, represents the cumulative TSR of the NASDAQ US Benchmark Health Care Total Return Index (NQUSB20T).
(4) Dollars in thousands.
(5) Compensation Actually Paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2025
Adjustments	PEO: Thomas T. Vo	Average non-PEO NEOs
As Reported Summary Compensation Table Total	$1,938,970	$787,807
(-) Grant Date Fair Value of Stock Awards Granted in FY	411,500	160,493
(+) Awards granted in CFY that are outstanding and unvested as of end of CFY	1,646,200	446,153
(+) Awards that are granted and vest in the same CFY	—	—
(+) Prior year awards outstanding and unvested as of end of CFY	1,329,300	347,000
(+) Prior year awards that vest in CFY	100,000	35,924
(-) Prior year awards that fail to meet vesting conditions during CFY	—	26,937
(+) Dividends or other earnings paid on all awards in CFY prior to vesting date	—	—
(-) Change in Pension Value and Non-Qualified Deferred Compensation Earnings	—	—
(+) Pension Adjustment	—	—
Compensation actually paid	$4,602,970	$1,429,454

FY = Fiscal Year
CFY = Covered Fiscal Year
Narrative and Graphic Disclosure to Pay Versus Performance Table
Relationship Between Compensation Actually Paid and Certain Financial Performance Measures
The following graph compares compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (i) our cumulative TSR, and (ii) NASDAQ US Benchmark Health Care Total Return Index, for the fiscal years ended December 31, 2023, 2024, and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

The following graph compares (i) compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (ii) our net income, for the fiscal years ended December 31, 2023, 2024, and 2025.

The following graph compares (i) compensation actually paid to our PEOs and the average compensation actually paid to our other NEOs to (ii) our Adjusted EBITDA, for the fiscal years ended December 31, 2023, 2024, and 2025.

Tabular List of Most Important Financial Measures
We believe the following performance measures represent the most important financial performance measures that we use to link our NEOs’ compensation to Company performance for the fiscal year ended December 31, 2025.

Adjusted EBITDA
Net Income
Revenue
Cash Flow from Operations

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2025, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Related Person Transactions
The majority of our hospital facilities have contractual relationships with separately owned real estate entities (the “Real Estate Entities”) and each hospital has contractual relationships with separately owned professional entities (the “Physician LLCs”).
The Physician LLCs are owned by the doctors providing services to the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers.
The Real Estate Entities, also partially owned by the doctors providing services to the corresponding hospital, own the land and/or buildings that are leased to our hospitals. These leases are typically on a triple net basis where our hospital division is responsible for all operating costs, repairs and taxes on the facilities. The Real Estate Entities incur debt to purchase or construct the hospital facility. Lease payments received from our hospitals are used by the Real Estate Entities to make payments on their debt. Each hospital facility’s lease payments are guaranteed by the Company. In limited cases, the Company is a co-borrower.
In addition to its respective non-affiliate doctor owners, each Real Estate Entity is partially owned or controlled by Dr. Vo, our Chairman, CEO and major stockholder.
In connection with the closing of the merger of Nutex Health Holdco and Clinigence Holdings on April 1, 2022, our CEO, as an original owner, is entitled to receive his pro-rata share of approximately 37% of the aggregate distributable cash flow of the Real Estate Entities as determined by the Company once all debt and tax obligations are satisfied. For the years ended December 31, 2025 and 2024, total distributable cash paid was $3.4 million and $0.4 million, respectively.
As a result, the interests of Dr. Vo, in his capacity as part owner of the Real Estate Entities, may differ from the interests of the Company and its public stockholders, both in the re-negotiation of existing contractual relationships between the Company-owned hospital facilities and the Real Estate Entities and in the establishment of new hospital entities and their respective Real Estate Entities.
With respect to each renegotiation or new hospital development and the formation of the related Real Estate Entities, the independent directors of our board review and approve such proposed transactions, in accordance with the Policies and Procedures for Related Person Transactions described below.
In addition, we may be required to issue additional shares of our common stock to former doctor owners of hospitals that were under construction and non-operational prior to our April 1, 2022 merger. Such former owners, including Dr. Vo, transferred their hospital interests to Nutex Health Holdco LLC in connection with the merger. The aggregate number of additional shares we may be required to issue could significantly dilute the voting power of our existing stockholders. Any such additional shares, including the shares issued to Dr. Vo, will be subject to a 100% lock up for six months, with 66 2/3% of these shares locked up for one year, and, with respect to the remaining 33 1/3%, the lock up expiring 18 months after issuance, which may be waived or amended at the discretion of the Company.
As approved by the stockholders on April 1, 2022, the number of additional shares issuable is equal to (a)(i) the trailing twelve months of earnings before interest, taxes, depreciation and amortization, as determined at the end of each such hospital’s initial 24-month operation period multiplied by (ii) 10; minus (iii) the aggregate amount of the former doctor owners’ capital contribution; minus (iv) such former doctor owners’ pro rata share of the aggregate debt, with the resulting value divided by (b) the greater of (i) the price of the common stock at the end of the operational period or (ii) $420.00 (representing $2.80 as adjusted for the Company’s 2024 reverse stock splits, and subject to further adjustment for future stock dividends, combinations, splits, recapitalizations and the like).
With respect to seven hospitals, the initial 24-month operational periods expired on or prior to December 31, 2025. Based on the formula described above, and assuming an aggregate 1,361,861 shares issued, the earn out shares will represent approximately 19.2% of outstanding shares as of December 31, 2025.
With respect to three additional hospitals with an initial 24-month operational period expiring on or prior to December 31, 2026, we estimate, based on current expectations, to issue approximately 88,500 additional shares, or 1.2% of our outstanding shares as of December 31, 2025. This estimated number of shares is calculated on a pro forma basis based on December 31, 2025 operating results and trading price. Since we cannot predict future operating results and trading prices, the actual number of additional shares issued may differ significantly from our estimate.
Former owners of certain under construction hospitals have disputed the number of additional shares issuable to them in accordance with the formula agreed upon at the time of the merger (as described above) and assert, among other things, that the number of shares in the calculation should not be adjusted for the 2024 reverse stock splits. We disagree with these allegations but cannot predict the outcome of these disputes.
Indemnification of Directors
Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer (SEC) is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Ethics policy, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Our Board has also adopted a written Business Opportunity Policy, the purpose of which is to establish guidelines and procedures for identifying, evaluating, and addressing potential business opportunities that may arise for the Company, and its directors and officers. This policy aims to ensure that such opportunities are handled in a manner that promotes the best interests of the Company and avoids conflicts of interest.
45

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2025 other than one Form 3 filed by Frank E. Jaumot, and twelve Form 4s filed one each by Cheryl Grenas, Michael L. Reed, Scott J. Saunders, Frank E. Jaumot, Thomas Vo, Jon Bates, Michael Chang, Joshua DeTillio, Warren Hosseinion, Pamela Montgomery, Kelvin Spears and Elisa Luqman, which were filed late.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027 must be received by us no later than January 27, 2027, which is 45 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2027 annual meeting of stockholders, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2026 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our Second Amended and Restated Bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 45 calendar days before nor more than 75 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2027 annual meeting of stockholders, such a proposal must be received by us no earlier than December 28, 2026 and no later than January 27, 2027. However, if the date of the 2027 annual meeting of stockholders is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was mailed or public announcement of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2027 annual meeting of stockholders. Stockholders are advised to review our Second Amended and Restated Bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.
Any proposals, notices or information about proposed director candidates should be sent to:
Nutex Health Inc.
1776 Yorktown Street, Suite 700
Houston, TX 77056
Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Nutex Health Inc., 1776 Yorktown Street, Suite 700 Houston, TX 77056, Attention: Corporate Secretary, (713) 660-0557. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.
OTHER MATTERS
We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

NUTEX HEALTH INC.
c/o Transfer Online, Inc.
512 SE Salmon St.
Portland, OR 97214

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/22/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/22/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Thomas T. Vo
02 Warren Hosseinion
03 Cheryl Grenas
04 Michael L. Reed
05 Scott J. Saunders
06 Kelvin Spears
07 Frank E. Jaumot

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To vote in an advisory capacity concerning the Company's executive compensation.	0	0	0
3	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the Year 2026	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

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CUSIP #
SEQUENCE #

0000692658_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K are available at www.proxyvote.com

NUTEX HEALTH INC.
Annual Meeting of Stockholders
April 23, 2026 10:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tom Vo and Jon Bates, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NUTEX HEALTH INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM CDT on 04/23/2026, via internet at www.virtualshareholdermeeting.com/NUTX2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000692658_2 R2.09.05.010

Continued and to be signed on reverse side